UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07          Submission of Matters to a Vote of Security Holders.

Macatawa Bank Corporation's (the "Company") annual meeting of shareholders was held on May 10, 2011. At that meeting, the shareholders voted on two proposals and cast their votes as described below.

Proposal 1

Four nominees for director for a term of three years stood for election at the meeting. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
	For	Withheld	Non-Votes
Mark J. Bugge	6,826,863	1,132,004	7,053,833
Birgit M. Klohs	6,934,347	1,024,521	7,053,833
Arend D. Lubbers	6,893,779	1,065,089	7,053,833
Thomas P. Rosenbach	6,971,126	987,741	7,053,833

Proposal 2

Proposal 2 was a proposal to ratify the appointment of BDO USA LLP as independent registered public accounting firm for the year ending December 31, 2011, as described in the proxy statement. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes
14,103,272	836,528	72,901	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer